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                                                                      EXHIBIT 11


                               BAY NETWORKS, INC.
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (in thousands, except per share amounts)



                                                Three Months Ended               Six Months Ended
                                                    December 31,                    December 31,
                                                   (Unaudited)                     (Unaudited)
                                             -------------------------     --------------------------
Primary Earnings per Share:                     1996            1995          1996            1995
                                             ---------       ---------      ---------       ---------
Net income (loss)                            $(172,884)      $  58,826      $(167,259)      $ 121,994
                                             =========       =========      =========       =========
Shares:
   Weighted average shares outstanding:        192,119         183,787        190,194         182,897

Add:  Shares issuable from assumed
      exercise of options (as
      determined by the application
      of the treasury stock method)               --            16,265           --            15,531
                                             ---------       ---------      ---------       ---------

Weighted average common shares and
      equivalents outstanding                  192,119         200,052        190,194         198,428
                                             =========       =========      =========       =========

Primary earnings (loss) per share            $   (0.90)      $    0.29      $   (0.88)      $    0.61
                                             =========       =========      =========       =========


                                                 Three Months Ended              Six Months Ended
                                                    December 31,                    December 31,
                                                    (Unaudited)                     (Unaudited)
                                             -------------------------      -------------------------
Fully Diluted Earnings per Share (A):          1996             1995          1996            1995
                                             ---------       ---------      ---------       ---------
Net income (loss)                            $(172,884)      $  58,826      $(167,259)      $ 121,994
                                             =========       =========      =========       =========

Shares:
   Weighted average shares outstanding         192,119         183,787        190,194         182,897

Add:  Shares issuable from assumed
      exercise of options (as
      determined by the application
      of the treasury stock method)               --            16,265           --            16,359
                                             ---------       ---------      ---------       ---------

Weighted average common shares and
      equivalents outstanding                  192,119         200,052        190,194         199,256
                                             =========       =========      =========       =========

Fully diluted earnings (loss) per share      $   (0.90)      $    0.29      $   (0.88)      $    0.61
                                             =========       =========      =========       =========


----------

(A) This calculation is submitted in accordance with Securities Exchange Act of 1934, Regulation S-K Item 601, although not required by Footnote 2 to Paragraph 14 of "Accounting Principles Board Option No. 15" because it results in dilution of less than 3%.


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